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                                                  EXHIBIT E

     THIS OPTION AND THE OPTIONED SHARES GRANTED HEREUNDER HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR TO U.S. PERSONS UNLESS THE SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT OF 1933 OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT IS AVAILABLE.





OPTION AGREEMENT


TO:  Simmonds Communications, Ltd.
     5255 Yonge Street, Suite 1050
     Willowdale, Ontario, Canada
     M2N 6P4


1.   Grant of Option

     In consideration of the payment by you today to the undersigned of U.S. $1,800,000 and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the undersigned), the undersigned grants to you, subject to the terms and conditions hereof, an irrevocable option (the "Option") to purchase up to 1,800,000 shares of common stock (the "Optioned Shares") in the capital of INTEK Diversified Corporation("INTEK"), at a price of U.S. $1.50 per Optioned Share. The Option with respect to the Optioned Shares shall be exercisable at any time and from time to time during the period commencing on the date hereof up to and including, but not after 4:00 p.m. E.D.T. on the fifth (5th) anniversary of the date set out below. The period during which the Option is exercisable as aforesaid is herein referred to as the "Option Period". Following the expiration of the Option Period, the Option shall forthwith terminate and be of no further force or effect as to such of the Optioned Shares in respect of which the Option has not then been exercised.

2.   Exercise of Option

     (a) Subject to the terms and conditions hereof, this Option shall be exercisable at any time and from time to time during the Option Period by you giving written notice (a "Notice of Exercise") to the undersigned by personal delivery to the address specified below or by transmittal by telecopier at the number specified below or to such other address or telecopier number as the undersigned may from time to time notify you in writing, which Notice of Exercise shall specify therein the number of Optioned Shares in respect of which the Option is being exercised. Upon delivery of the Notice of Exercise as aforesaid, the undersigned (hereinafter in this Paragraph 2 referred to as the "Vendor") will sell and you or your assigns (hereinafter in this Paragraph 2 referred to as the "Purchaser") shall purchase the number of Optioned Shares set forth in the Notice of Exercise (the "Purchased Shares"). The said sale
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shall be closed at 10:00 a.m. on the fifth (5th) business day in both Toronto and Cleveland following delivery of the Notice of Exercise at the offices of the Purchaser or at such other time and place outside of the United States as is agreed between the Purchaser and the Vendor (such place and time are for the purposes of subparagraph 2(b) referred to as the "Place of Closing" and the "Time of Closing", respectively). Nothing herein contained or done pursuant hereto shall obligate you to purchase and/or pay for any Optioned Shares except those Optioned Shares in respect of which you shall have exercised the Option in the manner hereinbefore provided.

     (b)  At the Place of Closing at the Time of Closing:

          (i) the Purchase shall deliver to the Vendor a certified check payable to or to the order of the Vendor in the amount of the purchase price payable by the Purchaser for the Purchased Shares; and

          (ii) the Vendor shall deliver to the Purchaser:

               (A) a receipt for the certified check referred to in clause 2(b)(i);

               (B) a share certificate or certificates representing the Purchased Shares duly endorsed in blank for transfer (with signatures guaranteed) which shall contain a legend to the effect that "The shares of common stock represented by this certificate have not been registered under the Securities Act of 1933 and have been offered and sold pursuant to Regulation S promulgated under the Securities Act of 1933. They may not be offered or sold prior to June 16, 1996 except in accordance with the terms of this Option Agreement dated as of June 16, 1995, and after June 16, 1996 unless the shares are registered under the Securities Act of 1933 or an exemption from the registration requirements of the Securities Act of 1933 is available";

               (C)  a representation and warranty from the Vendor:

                    (1) that the Vendor is, at the Time of Closing, the beneficial owner of the Purchased Shares with good and marketable title thereto, free and clear of all mortgages, liens, charges, security interests, adverse claims, pledges, encumbrances, options, rights, privileges, agreements and demands whatsoever (except those created pursuant to the Pledge Agreement referred to in Paragraph 4 hereof);

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                    (2)  that the sale by the Vendor to the Purchaser does not contravene any applicable laws, regulations or policies of securities regulatory authorities in the United States or Canada, nor any of the By-Laws, regulations or policies of the National Association of Securities Dealers Automated Quotation System or any other applicable stock exchange; and

                    (3) that, in circumstances where part or all of the Purchased Shares are restricted shares of common stock, the Vendor does not, after taking into account the sale of Purchased Shares, beneficially own any registered and freely tradeable shares of common stock in the capital of INTEK.

3.   If All Shares Not Purchased

     If you or your assigns exercise the Option in respect of a lesser number of Optioned Shares than the total number of Optioned Shares referred to in this Agreement, you or your assigns shall retain the Option to purchase during the Option Period the remaining Optioned Shares referred to in this Agreement but not purchased, subject to the terms and conditions set forth herein.

4.   Security

     As security for the performance by the undersigned of its obligations herein, including without limitation, its obligation to deliver Optioned Shares in accordance with the terms hereof, the undersigned hereby agrees to pledge in your favor 1,800,000 common shares of INTEK with respect to which the representations and warranties of the Vendor specified in subparagraph 2(b)(ii)(C) are correct today and to deposit with you or your agent share certificate(s) duly endorsed in blank (with signature guaranteed) representing such pledged shares, all in accordance with the terms of a pledge agreement (the "Pledge Agreement"), the form of which is annexed hereto as Schedule A.

5.   Subdivision, Consolidation and Reclassification of Underlying Shares

     (a) In the event of any subdivision or redivision of the common stock of INTEK at any time prior to the expiration of the Option Period into a greater number of common stock, the undersigned shall deliver at the time of any exercise thereafter of the Option, such additional number of shares of common stock as would have resulted from such subdivision or redivision if such exercise of the Option could have been and had been effected immediately prior to the date of such subdivision, redivision or other change.

     (b) In the event of any consolidation or other change of the common stock of INTEK at any time prior to the expiration of the Option Period into a lesser number of common stock, the number of shares of common stock of INTEK deliverable by the undersigned on any exercise thereafter of the Option shall be reduced to such number of shares of common stock as would have resulted from such consolidation or other change if such exercise of the Option could have been and had been effected immediately prior to the date of such consolidation or other change.
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     (c)  In the event of any reclassification of the common stock of INTEK or a capital reorganization of INTEK other than as described in subparagraphs 5(a) or (b) or a consolidation, amalgamation or merger of INTEK with or into any other body corporate at any time prior to the expiration of the Option Period, the undersigned shall deliver at the time of any exercise thereafter of the Option, in lieu of the number of Optioned Shares otherwise deliverable to you upon such exercise, the number of shares of common stock or other securities of INTEK or of the body corporate resulting from such merger, amalgamation or consolidation that you would have been entitled to receive upon such reclassification, capital reorganization, consolidation, amalgamation or merger, if such exercise of the Option could have been and had been effected immediately prior to the date of such reclassification, capital reorganization, consolidation, amalgamation or merger.

     (d) On the happening of each and every event described in subparagraphs 5(a) to 5(c) above, the applicable provisions of this Agreement and the Option created hereby shall be deemed to be amended accordingly.

6.   Representations and Warranties

     (a) The undersigned represents and warrants in your favor, and acknowledges that you are relying on such representations and warranties in paying the amount referred to in Paragraph 1 hereof and in entering into this Agreement and the Pledge Agreement, namely: (i) that it is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; (ii) that is has the corporate power and authority to execute and deliver this Agreement and the Pledge Agreement and to perform its obligations hereunder and thereunder; (iii) that it has taken all necessary corporate action to authorize its execution, delivery and performance of this Agreement and the Pledge Agreement; (iv) that the execution and delivery of this Agreement and the Pledge Agreement and the consummation of the transactions contemplated hereby and thereby does not and will not (A) conflict with, or violate or result in a breach of, any law, regulation, order, writ, injunction, decree, determination or award of any court, governmental department, board, agency or instrumentality or arbitrator applicable to it; or (B) conflict with, or violate or result in a breach of, any of the terms, conditions or provisions of its articles of incorporation, by-laws or other similar charter documents, or any other agreement or instrument to which it is a party; (v) that no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality or any third party is or will be necessary for, or in connection with, the execution or delivery of this Agreement or the Pledge Agreement or for the performance of its obligations hereunder and thereunder; (vi) that there is no litigation or governmental proceeding or investigation pending or, to its knowledge threatened, against it which calls or might call into question its validity or any action taken or to be taken pursuant hereto or thereto nor to its knowledge has there occurred any event or does there exist any condition on the basis of which any such litigation, governmental proceeding or investigation might properly be instituted; (vii) that the granting of the Option to purchase the Optioned Shares and the sale of the Optioned Shares by the undersigned does not, and will not contravene any applicable laws, regulations or policies of securities regulatory authorities
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in the United States or Canada, nor any of the by-laws, regulations or securities related policies of the National Association of Securities Dealers Automated Quotation System or any other applicable stock exchange; and (viii) that the undersigned is the beneficial owner of 3,600,000 unregistered shares of common stock in the capital of INTEK.

     (b)  you represent and warrant in favor of the undersigned, namely:

          (i) that the offer to purchase the Optioned Shares was received in Canada and the undersigned accepted such offer in Canada; (ii) that the execution of this Agreement occurred in Canada; (iii) that you are not a U.S. Person as the term is defined in Rule 902(c) of Regulation S under the Securities Act of 1933; (iv) that you are purchasing the Option for your own account and not on behalf of or for the account of any U.S. Person, you have not made any prearrangement and do not intend to transfer the Option or the Optioned Shares to a U.S. Person or to return the Optioned Shares to the United States securities markets (which includes short sales in the United States within the restricted period to be covered by delivery of the Optioned Shares), and you are not purchasing the Option or the Optioned Shares as part of any plan or scheme to evade the registration requirements of the Securities Act of 1933; (v) that you understand that the shares have not been registered under the Securities Act of 1933 and that the offering restrictions applicable to the Option or the Optioned Shares restricts you from selling any of the Option or Optioned Shares to any person in the United States or to any U.S. Person or for the account or benefit of any U.S. Person during a one-year restricted period commencing upon completion of the sale; (vi) that all offers and sales of the Option or the Optioned Shares by you, if any, in the United States or to any U.S. Person or for the account or benefit of any U.S. Person or otherwise prior to the expiration of the restricted period shall be made only pursuant to a registration of the Option or the Optioned Shares under the Securities Act of 1933 or a valid exemption from registration thereunder; and (vii) that you did not receive any printed offering materials or attend any meetings in connection with the Option or Optioned Shares, nor did you participate in any other activity undertaken for the purpose of, or which could reasonably be expected to have the effect of, conditioning the market for the Option or the Optioned Shares.

7.   Filings

     Each of you and the undersigned agrees to make, in a timely fashion, all necessary registrations, filings or notifications as may be required by applicable securities regulatory bodies or stock exchanges.

8.   Assignment, Etc.

     This Agreement shall be binding upon and enure to the benefit of our successors and assigns except that the undersigned shall not have the right to assign its rights or obligations hereunder or any interest herein, but you
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shall have, after one year after the date hereof, the right to assign this
Agreement and the Option hereby created, in whole or in part, without the consent of the undersigned, provided that such assignment shall not be made to any party who, by virtue of exercising its rights under this Agreement, would contravene any applicable securities laws, regulations or policies in the United States and Canada, nor any of the by-laws, regulations or securities related policies of the National Association of Securities Dealers Automated Quotation System or any other applicable stock exchange.

     Prior to one year after the date hereof, you shall have the right to assign this Agreement and the Option hereby created, in whole or in part, without the consent of the undersigned, provided that such assignment is made pursuant to an effective registration statement under the Securities Act of 1933 or pursuant to an opinion of counsel reasonably satisfactory to INTEK that the Option and Optioned Shares may be transferred in accordance with the requirements of the Securities Act of 1933. You acknowledge that stop transfer instructions shall be given to INTEK's transfer agents with respect to the Optioned Shares that are acquired by you prior to June 16, 1996 after such shares have been registered in your name. Such stop transfer restrictions shall be lifted at the earlier of (i) June 16, 1996; (ii) the transfer of the shares pursuant to a registration statement declared effective under the Securities Act of 1933; and (iii) the provisions of an opinion of counsel reasonably satisfactory to INTEK that the shares may be transferred in accordance with the requirements of the Securities Act of 1933 without an effective registration statement under the Securities Act of 1933.

9.   Time of Essence

     Time shall be of the essence hereof.

10.  Governing Law

     This Agreement and our relationship hereunder shall be governed by the laws of the State of Ohio and you and the undersigned attorn to the jurisdiction of the courts of the State of Ohio.





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11.  U.S. Funds

     All dollar amounts referred to herein shall refer to lawful money of the United States.

     This Agreement has been executed in Toronto, Canada and is dated as of this 16th day of June, 1995.


                                   ROAMER ONE HOLDINGS, INC.
                                   c/o Kohrman Jackson & Krantz
                                   Attention:  Steven L. Wasserman, Esq.
                                   1375 East Ninth Street
                                   One Cleveland Center - 20th Floor
                                   Cleveland, Ohio  44114
                                   Telephone:  216-696-8700
                                   Facsimile:   216-621-6536


                                   By:/S/ Nicholas R. Wilson
                                      -----------------------------
                                      Nicholas R. Wilson, President


Accepted and agreed to this 16th day of June, 1995


                                   SIMMONDS COMMUNICATIONS, LTD.
                                   5255 Yonge Street, Suite 1050
                                   Willowdale, Ontario, Canada
                                   M2N 6P4
                                   Telephone:  416-221-1900
                                   Facsimile:  416-221-3800

                                   By:/s/ John G. Simmonds
                                      -----------------------------
                                   Its:__________________________________